Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
TELEFLEX INCORPORATED

The present name of the corporation is Teleflex Incorporated. The corporation was incorporated under the name “Teleflex Incorporated” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on June 25, 1943. This Amended and Restated Certificate of Incorporation of the corporation, which restates and integrates and also further amends the provisions of the corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of the Certificate of Incorporation and Sections 242 and 245 of the General Corporation Law of the State of Delaware by the requisite vote of the holders of the outstanding stock of the corporation entitled to vote thereon at a meeting which was called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby amended, integrated and restated to read in its entirety as follows:

FIRST: The name of the Corporation is TELEFLEX INCORPORATED.

SECOND: The address of the Corporation’s registered office in the state of Delaware is The Prentice-Hall Corporation System, Inc., 251 Little Falls Drive, City of Wilmington, New Castle County, 19808, and the name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD: The nature of the business and purposes to be conducted and promoted are:

To manufacture, buy, sell, distribute, repair, service, and generally to deal in remote controls and other similar or related products, and to transact all lawful business incident thereto; and

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, without any limitation.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Million Five Hundred Thousand (200,500,000), of which (a) Five Hundred Thousand (500,000) shall be Preference Stock, par value $1.00 per share, issuable in series and (b) Two Hundred Million (200,000,000) shall be Common Stock, par value $1.00 per share.

The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof of the Preference Stock and of the Common Stock which are fixed by this Certificate of Incorporation, and the express grant of authority to the Board of Directors of the Corporation (“Board of Directors”) to fix by resolution or resolutions providing for the issue of any series of the Preference Stock and the designations, preferences and rights, and the qualifications, limitations and restrictions thereof of any such series which are not fixed by this Certificate of Incorporation, are as follows:

Preference Stock

1.Issue in Series. The Preference Stock may be issued from time to time in one or more series, each such series to have the terms stated herein and in the resolution of the Board of Directors providing for their issue. All shares of any one series of Preference Stock shall be identical, and all series of Preference Stock shall rank equally and be identical except as permitted herein.

2.Creation of Series. The Board of Directors shall have authority by resolution to divide the Preference Stock into one or more series and to determine and fix with respect to each series, at any time prior to the issuance of any shares of the series to which such resolution relates, the designations, preferences and rights, and the qualifications, limitations and restrictions thereof, which may vary as to shares of different series, subject to limitations provided by law and herein. The authority of the Board of Directors shall include, but not be limited to, the determination or fixing of the following:

(a)    The distinctive designation of the series and the number of shares which shall constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

(b)    The dividend rate on the shares of the series, whether dividends shall be cumulative, and if so, from what date or dates;

(c)    The price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

(d)    Whether or not the shares of the series shall be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the annual amount of such fund and the terms and provisions relative to the operation thereof;

(e)    Whether or not the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(f)    The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(g)    Whether or not the shares of the series shall be entitled to the benefit of limitations restricting the payment of dividends on, or the making of other distributions in respect of stock of any class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior class, and the terms of any such restrictions;

(h)    Whether the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; and

(i)    Any other relative rights, preferences and limitations of that series.

3.Dividends. Holders of Preference Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the Board of Directors for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on stock of the Corporation of any other class ranking junior to the Preference Stock as to dividends or assets, with respect to the same dividend period.

Common Stock

4.Dividends. Holders of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors from time to time, except that the Corporation will not declare, pay or set apart for payment any dividend on shares of Common Stock (other than dividends payable in Common Stock), or directly or indirectly make any distribution on, redeem, purchase or otherwise acquire any such shares, if at the time of such action the Corporation is in default with respect to any dividend payable on, or any sinking fund or purchase fund requirement relative to, shares of Preference Stock.

5.Distribution of Assets. In the event of the voluntary or involuntary liquidation of the Corporation, holders of Common Stock shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its stockholders after all amounts to which the holders of Preference Stock are entitled have been paid or set aside in cash for payment.

General

6.Voting Stock. Except as otherwise required by law or as otherwise provided in any certificate creating any series of Preference Stock, the holders of Common Stock and the holders of such of the series of Preference Stock, if any, as shall have been granted such power pursuant to any certificate creating any series of Preference Stock shall exclusively possess voting power in the election of directors and for all other purposes, and the holders of the other series of Preference Stock shall have no voting power and shall not be entitled to any notice of any meeting of stockholders.

7.Pre-emptive Rights. No holder of any stock of the Corporation of any class shall, as such holder, have any pre-emptive or preferential right of subscription to any stock of any class of the Corporation or to any obligations convertible into or exchangeable for any such stock or to any right of subscription to, or to any warrant or option for the purchase of any such stock, other than such, if any, as the Board of Directors of the Corporation in its discretion may determine from time to time.

FIFTH: (1) Except as otherwise expressly provided in paragraph (2) of this Article FIFTH:

(a) any merger or consolidation of the Corporation with or into any other person or any merger of any other person into the Corporation;

(b) any sale, lease, exchange or other disposition by the Corporation, whether or not in partial or complete liquidation, of all or any substantial part of the assets of the Corporation to or with any other person; or

(c) any issuance or transfer by the Corporation or any subsidiary of the Corporation of any securities of the Corporation having voting power (whether generally or upon the happening of any contingency) to any other person in exchange for securities, cash or other property or a combination thereof, shall require approval by the affirmative vote of the holders of at least 80% of the outstanding shares of all classes of capital stock of the Corporation entitled to vote generally in the election of directors, considered for such purpose as one class, if, in any such case, (i) the fair market value of (A) the securities, cash or other property issued, paid or distributed by such other person to the Corporation, its subsidiary or the stockholders of either of them in consideration of such transaction, or (B) the securities issued or transferred by the Corporation or its subsidiary to such other person as a result of such transaction, exceeds $500,000, and (ii) as of the record date for the determination of stockholders entitled (by reason of this Article FIFTH or otherwise) to notice thereof and to vote thereon, or at any time within the 12-month period preceding such record date, such other person is or was a Related Person. Such vote shall be in addition to any class vote to which any class of stock of the Corporation may be entitled.

(2) The provisions of paragraph (l) of this Article FIFTH shall not apply to any transaction described in clause (a), (b) or (c) of such paragraph (l) if the Board of Directors of the Corporation shall by resolution have approved, prior to the time that such Related Person shall have become a Related Person, a memorandum of understanding with such Related Person setting forth, at least generally, the substance of the terms upon which such transaction shall thereafter be consummated.

(3) For purposes of this Article FIFTH:

(a) any specified person shall be deemed to be the "beneficial owner” or to “beneficially own” any securities (i) as to which such person or any affiliate or associate of such person has the right, alone or with others, to direct the manner of exercise of the voting rights of such securities, whether or not such person or any affiliate or associate of such person has any interest in any income or distribution with respect to such securities, or (ii) which such specified person or any of its affiliates or associates has the right to acquire immediately or at some future date pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (iii) which are beneficially owned, within the meaning of clause (i) or (ii) hereof, by any other person with which such specified person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such securities;

(b) a “person” is any individual, corporation, partnership, limited partnership, joint venture, sole proprietorship or other legal entity;

(c) an “affiliate” of a specified person is any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person;

(d) an “associate” of a specified person is (i) any person of which such specified person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any person that bears to the specified person the relationship described in clause (i), (iii) any trust or estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as a trustee or in a similar fiduciary capacity, (iv) any relative or spouse of a specified person or any person described in clause (ii), or any relative of such spouse who has the same home as such specified person or any person described in clause (ii), or (v) any other member or partner in a partnership, limited partnership, syndicate or other group of which the specified person is a member or partner and which is acting together for the purpose of acquiring, holding or disposing of any interest in the Corporation;

(e) a “Related Person” is any person (other than the Corporation or any subsidiary) who is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class;

(f) a “subsidiary” is any corporation all of the outstanding shares of capital stock of which entitled to vote generally in the election of directors of such corporation are at the time owned by the Corporation, or one or more of its subsidiaries, or by the Corporation and one or more of its subsidiaries.

(4) The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article FIFTH, on the basis of information then known to it, (a) whether any person is or was, at any relevant time, the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors or an affiliate or an associate of any person (including, without limitation, whether any person “controls” or is “controlled by” or under “common control with” any other person for the purposes of the definitions set forth in paragraph (3) of this Article FIFTH), and (b) whether any proposed sale, lease, exchange or other disposition of part of the assets of the Corporation involves a substantial part of the assets of the Corporation. Any such determination made by the Board shall be conclusive and binding for all purposes of this Article FIFTH.

(5) For purposes of this Article FIFTH, shares of capital stock of the Corporation subject to options, warrants or conversion rights held by any person or its affiliates or associates shall be deemed outstanding for the purpose of computing the percentage of outstanding shares of capital stock of the Corporation beneficially owned by such person (and any such affiliate or associate) but shall not be deemed outstanding for the purpose of computing the percentage of such shares beneficially owned by any other person.

(6) The Article FIFTH shall not be altered, amended, supplemented or repealed, and no provision of the Certificate of Incorporation of the Corporation (or any restatement thereof) inconsistent herewith shall be adopted, except by the affirmative vote of the holders of at least 80% of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class.

SIXTH: Any provision in the Certificate of Incorporation of the Corporation (or any restatement thereof) or in the Bylaws of the Corporation to the contrary notwithstanding, neither sections 3.1, nor 3.5 of Article 3, nor Article VII of the Bylaws shall be altered, amended, supplemented or repealed, and no provision of the Bylaws or of this Certificate of Incorporation (or any restatement hereof) inconsistent with such Bylaw provisions shall be adopted, except by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class. This article SIXTH shall not be altered, amended, supplemented or repealed, and no provision of this Certificate of Incorporation (or any restatement hereof) inconsistent herewith shall be adopted, except by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class.

SEVENTH: Subject to the special rights of the holders of one or more series of Preference Stock to elect directors, any provision in the Certificate of Incorporation of the Corporation (or any restatement thereof) or in the Bylaws of the Corporation to the contrary notwithstanding, no director shall be removed from office before the end of his or her term except upon the affirmative vote of the holders of at least 80% of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors. This article SEVENTH shall not be altered, amended, supplemented or repealed, and no provision of this Certificate of Incorporation (or any restatement hereof) or the Bylaws of the Corporation inconsistent herewith shall be adopted, except by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class.

EIGHTH: (1) Except as otherwise expressly provided in paragraph (2) of this Article:

(a) any merger or consolidation of the Corporation or any subsidiary with or into any other person or any merger of any other person into the Corporation or any subsidiary;

(b) any sale, lease, exchange or other disposition (in one transaction or a series of transactions), whether or not in partial or complete liquidation, of all or any substantial part of the assets of the Corporation or any subsidiary to or with any other person;

(c) any issuance or transfer by the Corporation or any subsidiary (in one transaction or a series of transactions) of any securities of the Corporation having voting power (whether generally or upon the happening of any contingency) having an aggregate market value in excess of $10,000,000 to any other person in exchange for securities, cash or other property or a combination thereof,

(d) any adoption of a plan or proposal for the liquidation of dissolution of the Corporation proposed by or on behalf of any other person or any affiliate of such other person; or

(e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any subsidiary or any other transaction (whether or not with or into or otherwise involving any other person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Voting Stock (hereinafter defined) of the Corporation or any subsidiary which is directly or indirectly owned by any other person or any affiliates of any other person;

shall, if, in any such case, as of the record date for determination of stockholders entitled (by reason of Article EIGHTH or otherwise) to notice of and to vote on such transaction, such other person is a Control Person and all of the conditions of clauses (A) through (G) of this paragraph (1) are not satisfied, require approval by (i) the holders of at least 90% of the outstanding shares of Voting Stock of the Corporation, considered for such purpose as one class and (ii) the holders of at least 66.7% of such outstanding shares as are not beneficially owned by such other person. Such vote shall be in addition to any other vote by the holders of any class of stock of the Corporation which may be required by the Certificate of Incorporation of the Corporation or applicable law. The conditions of this paragraph (l) (each of which shall apply to any Business Combination (hereinafter defined) involving a Control Person (hereinafter defined) notwithstanding that such Business Combination may not involve the receipt of any cash, securities or other property by the holders of common stock of the Corporation other than by such Control Person and its affiliates) are:

(A) The holders of common stock of the Corporation (other than such control Person and its affiliates) shall receive an aggregate amount of cash and consideration other than cash of which the market value as of the Valuation Date (hereinafter defined) is not less than the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) theretofore paid by such Control Person or any affiliate or associate thereof to acquire any share of common stock of the Corporation.

(B) The ratio of (i) the aggregate amount of cash and the market value as of the Valuation Date of other consideration to be received per share in such transaction by the holders of common stock of the Corporation (other than by such Control Person and its affiliates) to (ii) the market value per share of such common stock immediately prior to the first public announcement of such transaction is at least as great as the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) theretofore paid by such Control Person or any affiliate or associate thereof to acquire any common stock of the Corporation to (y) the market value per share of such stock on the date immediately preceding the first date when such Control Person or any affiliate or associate thereof first acquired or, if earlier, announced publicly its intention to acquire, any share of common stock of the Corporation.

(C) The consideration to be received in such Business Combination by the holders of common stock of the Corporation (other than by such Control Person and its affiliates) shall, except to the extent that a stockholder agrees otherwise as to all or part of the shares of common stock owned by such stockholders, be in cash or in the same form and of the same kind as the consideration paid theretofore by such Control Person or its affiliates or associates to acquire any such shares of common stock then beneficially owned by it. If such Control Person or its affiliates or associates have paid varying forms of consideration, the forms of consideration to be received by such stockholders in such Business Combination shall be either cash or the form used to acquire the largest number of shares of common stock of the Corporation previously acquired by such Control Person and its affiliates and associates in the aggregate.

(D) After such other person has become a Control Person and prior to the consummation of such Business Combination:

(i) except as approved by a majority of the Disinterested (in respect of such control Person) Directors, there shall have been no failure to declare and pay at the regular price therefor any full periodic dividend (whether or not cumulative) on any outstanding preference preferred stock of the Corporation;

(ii) except as approved by a majority of the Disinterested (in respect of such Control Person) Directors, there shall have been no reduction in the annual rate of dividends paid on any common stock of the Company (except as necessary to reflect any subdivision of such stock);

(iii) except as approved by a majority of the Disinterested (in respect of such Control Person) Directors, there shall have been an increase in such annual rate of dividends as is necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of common stock of the Corporation; and

(iv) such other person shall not have become the beneficial owner of any additional shares of Voting Stock of the Corporation except as part of the transaction which results in such person becoming a Control Person.

(E) After such other person has become a Control Person, none of such person and its affiliates and associates shall have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its subsidiaries, whether in anticipation of or in connection with a Business Combination.

(F) A proxy or information statement responsive to the requirements of the Securities Exchange Act of 1934, as amended, and the regulations issued thereunder shall be mailed to the stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination, whether or not such proxy or information statement is required by law to be furnished to such stockholders.

(G) After such person has become a Control Person and prior to the consummation of such Business Combination, the Control Person shall have taken reasonable steps to insure that the Board of Directors of the Corporation includes at all times at least one Disinterested Director and such additional Disinterested Directors so that the number of Disinterested Directors shall bear the same ratio to all Directors as the number of outstanding shares of Voting Stock of the Corporation not beneficially owned from time to time by such Control Person and its affiliates and associates bears to all outstanding shares of Voting Stock at the time in question.

(2) The provisions of paragraph (l) of this Article EIGHTH shall not apply to any Business Combination if the majority of the Disinterested Directors of the Board of Directors of the Corporation shall by resolution have approved, prior to the time that any person shall have become a Control Person, a memorandum of understanding with such person setting forth, at least generally, the substance of the terms upon which such Business Combination shall thereafter be consummated.

(3) For purposes of this Article EIGHTH:

(a) a “Business Combination” is any transaction described in clause (a), (b), (c), (d) or (e) of paragraph (1) of this Article EIGHTH;

(b) any specified person shall be deemed to be the “beneficial owner” or to “beneficially own” any securities (i) as to which such person or any affiliate or associate of such person has the right, alone or with others, to direct the manner of exercise of the voting rights of such securities, whether or not such person or any affiliate or associate of such person has any interest in any income or distribution with respect to such securities, or (ii) which such specified person or any of its affiliates or associates has the right to acquire immediately or at some future date pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (iii) which are beneficially owned, within the meaning of clause (i) or (ii) hereof, by any other person with which such specified person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such securities;

(c) a “person” is any individual, corporation, partnership, limited partnership, joint venture, sole proprietorship or other legal entity;

(d) an “affiliate” of a specified person is any person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person;

(e) an “associate” of a specified person is (i) any person of which such specified person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any person that bears to the specified person the relationship described in clause (i), (iii) any trust or estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as a trustee or in a similar fiduciary capacity, (iv) any relative or spouse of a specified person or any person described in clause (ii), or any relative of such spouse who has the same home as such specified person or such person described in clause (ii), or (v) any other member or partner in a partnership, limited partnership, syndicate or other group of which the specified person is a member or partner and which is acting together for the purpose of acquiring, holding or disposing of any interest in the Corporation;

(f) a “Control Person” is any person (other than the Corporation or any subsidiary) who is or at any time within the 36-month period preceding the record date for determination of stockholders entitled (by reason of this Article EIGHTH or otherwise) to notice of and to vote on a Business Combination in which such person is the other person referred to in clauses (a) through (e) of paragraph (1) of this Article EIGHTH was, the beneficial owner, directly or indirectly, of 25% or more of the outstanding shares of Voting Stock of the Corporation, considered for this purpose as one class;

(g) a “Disinterested Director,” in respect of a Control Person, is a member of the Board of Directors of the Corporation who is not an affiliate or associate of such Control Person and was a member of the Board of Directors prior to the time that such Control Person became a Control Person;

(h) a “subsidiary” is any corporation of which a majority of the outstanding shares of capital stock having the power in all events to elect a majority of the directors of such corporation are at the time owned by the Corporation, or one or more of its subsidiaries, or by the Corporation and one or more of its subsidiaries;

(i) a “substantial part of the assets of the Corporation or any subsidiary” means assets owned directly or indirectly by the Corporation having a value of more than 15% of the total consolidated assets of the Corporation and its subsidiaries as of the end of the most recent fiscal year of the Corporation ended prior to the time of the transaction in respect of which such determination is made;

(j) “Voting Stock” of the Corporation means the shares of capital stock of the Corporation entitled to vote generally in the election of directors;

(k) “market value” at any date is:

(i) in the case of stock, the highest closing sale price of a share of such stock on the principal united States securities exchange on which such stock is listed on the 5 days immediately preceding such date on which actual sales thereof occurred on such exchange, or if such stock is not listed on any such exchange, the average of the closing bid quotations for a share of such stock on the National Association of Securities Dealers, Inc. Automated quotations system or any similar system then in use on the 5 days immediately preceding such date on which such quotations were available, or if no such quotations were given or are available, the fair market value of such stock as determined by the Board of Directors of the Corporation in good faith; and

(ii) in the case of property other than cash or stock, the fair market value of such property on such date as determined by the Board of Directors of the Corporation in good faith.

(l) “Valuation Date” with respect to the consideration to be received by holders of common stock of the Corporation in a transaction to which paragraph (1) of this Article EIGHTH applies is the date 3 days prior to the date of the proxy or information statement relating to such transaction referred to in clause (F) of such paragraph (1).

(4) The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information then known to it, (a) whether any person is or was, at any relevant time, the beneficial owner, directly or indirectly, of 25% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (b) whether any person is an affiliate or an associate of any person (including, without limitation, whether any person “controls” or is “controlled by” or under “common control with” any other person for the purposes of the definitions set forth in paragraph (3) of this Article EIGHTH), and (c) whether the assets which are subject to a transaction would constitute a substantial part of the assets of the Corporation or any subsidiary; or (d) whether the consideration to be received for the issuance or transfer of securities by the Corporation or any subsidiary has a market value in excess of $10,000,000. Any such determination made by the Board of Directors shall be conclusive and binding for all purposes of this Article EIGHTH.

(5) For purposes of this Article EIGHTH, shares of capital stock of the Corporation subject to options, warrants or conversion rights held by any person or its affiliates or associates shall be deemed outstanding for the purpose of computing the percentage of outstanding shares of capital stock of the Corporation beneficially owned by such person (and any such affiliate or associate) but shall not be deemed outstanding for the purpose of computing the percentage of such shares beneficially owned by any other person.

(6) This Article EIGHTH shall not be altered, amended or repealed except by the affirmative vote of the holders of at least 90% of the outstanding shares of Voting Stock of the Corporation, considered for this purpose as one class.

(7) This Article EIGHTH shall expire, be repealed automatically, and shall no longer be of any effect at 11:59 P.M. on April 30, 2000.

NINTH: In furtherance, and not in limitation of the powers conferred by law, the Board of Directors of the Corporation is expressly authorized:

To make, alter or repeal the Bylaws of the Corporation.

The Corporation may in its Bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon it by law.

TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this

Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title B of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ELEVENTH: The Corporation is to have perpetual existence.

TWELFTH: The stockholders of the Corporation will not be personally liable for the payment of the Corporation’s debts to any extent whatever.

THIRTEENTH: Except to the extent otherwise provided by the General Corporation Law of the State of Delaware, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director.

4. This Restated Certificate of Incorporation was duly adopted by vote of the Board of Directors in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Teleflex Incorporated has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this 2nd day of May, 2022.

TELEFLEX INCORPORATED

By: /s/ Daniel V. Logue
Name: Daniel V. Logue
Title: Corporate Vice President, General Counsel and Secretary